Exhibit 99.1

Kopin Corporation Completes Sale of III-V Assets to IQE plc

TAUNTON, Mass.--(BUSINESS WIRE)--January 16, 2013--Kopin® Corporation (NASDAQ: KOPN) today announced the completion of the sale of its III-V assets to IQE plc (LSE: IQE), a leading UK-based designer and supplier of advanced semiconductor wafers. Under the terms of the transaction, Kopin received $55 million and $5 million was placed in escrow for working capital adjustments. In addition, the Company will receive $15 million on or about January 16, 2016.

“Closing this transaction is a transformation step for Kopin as we focus on maximizing the potential of our Golden-i technology,” said Dr. John C.C. Fan, Kopin’s president and chief executive officer. “Over the past 12 months, we have made strategic investments in software companies such as Ask-Ziggy, Ikanos and, most recently, Aurisound to complement our internally developed Golden-i hardware reference designs. Through these investments, the goal for our Golden-i program is to develop a fully integrated reference system capable of providing an entirely new family of mobile devices. Our Golden-i business model is a licensing-based model driven by patenting the innovations and processes that emanate from these significant research and development initiatives.”

About Kopin Corporation

Kopin Corporation is developing Golden-i®, a proprietary voice-activated, cloud computing, wireless, hands-free technology with microdisplay capabilities for use in headset computers. Kopin's proprietary technologies are protected by over 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com and www.mygoldeni.com.

Kopin, CyberDisplay, Golden-i and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company®

Forward-Looking Statements

Statements in this news release about the completion of Kopin’s sale of its III-V assets to IQE plc may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the financial terms of the transaction and Kopin’s strategic plans for Golden-i and its display products. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to the potential that: future payments owed to Kopin for the sale of its III-V assets might not be made; there may be no market demand for Golden-i; manufacturing, marketing or other issues that may prevent either the adoption or acceptance of Golden-i products; because Golden-i contains a significant software component, there may be issues or “bugs” which we cannot correct, which may prevent or delay the sale of Golden-i; vendors and suppliers, including software vendors, may discontinue products which are necessary for Golden-i to function; Motorola, suppliers and vendors may terminate their involvement in the Golden-i product development which may prevent or delay the sale of Golden-i products; we may be unable to manufacture Golden-i products or have the Golden-i product manufactured for us; if we are able to get the Golden-i manufactured we may not be able to have it manufactured at a cost which allows us to earn a profit; the potential that costs to develop and produce the Golden-i may be significant; manufacturing delays, technical issues, economic conditions or external factors may prevent the development of and/or sale of Golden-i; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 31, 2011, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Sharon Merrill Associates
Scott Solomon, 617-542-5300
Vice President
kopn@InvestorRelations.com